POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Vice President of Anheuser-Busch InBev SA/NV, the Corporate Secretary of Anheuser-Busch InBev SA/NV, any Assistant Corporate Secretary of Anheuser-Busch InBev SA/NV, the Secretary of Anheuser-Busch InBev Services, LLC, any Assistant Secretary of Anheuser-Busch InBev Services, LLC, Mr. Alan Audi, Mr. Bryan Warner, Ms. Maria Fernanda Lima da Rocha Barros, Mr. Thomas Larson, Ms. Ann Randon, Ms. Patricia Frizo, Ms. Christine Delhaye and Mr. Jan Vandermeersch, and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign the registration statement of Anheuser-Busch InBev SA/NV on Form F-6 and any and all amendments thereto, including post-effective amendments, or to sign any and all amendments, including post-effective amendments, to the registration statement of Anheuser-Busch InBev SA/NV on Form F-6 (File No. 333-214027), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto any such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that any such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date: March 16, 2018	By:	/s/ Carlos Brito
Carlos Brito Chief Executive Officer Anheuser-Busch InBev SA/NV

Date: March 16, 2018	By:	/s/ Felipe Dutra
Felipe Dutra Chief Financial and Technology Officer Anheuser-Busch InBev SA/NV

Date: March 16, 2018	By:	/s/ Olivier Goudet
Olivier Goudet Chairman of the Board of Directors Anheuser-Busch InBev SA/NV

Date: March 16, 2018	By:	/s/ María Asuncion Aramburuzabala
María Asuncion Aramburuzabala Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: March 16, 2018	By:	/s/ Alexandre Behring
Alexandre Behring Member of the Board of Directors Anheuser-Busch InBev SA/NV
Date: March 16, 2018	By:	/s/ M. Michele Burns
M. Michele Burns Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: March 16, 2018	By:	/s/ Paul Cornet de Ways Ruart
Paul Cornet de Ways Ruart Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: March 16, 2018	By:	/s/ Stéfan Descheemaeker
Stéfan Descheemaeker Member of the Board of Directors Anheuser-Busch InBev SA/NV

[Anheuser-Busch InBev SA/NV — Power of Attorney]

Date: March 16, 2018	By:	/s/ Paulo Alberto Lemann
Paulo Alberto Lemann Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: March 16, 2018	By:	/s/ Elio Leoni Sceti
Elio Leoni Sceti Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: March 16, 2018	By:	/s/ Carlos Alberto Sicupira
Carlos Alberto Sicupira Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: March 16, 2018	By:	/s/ Grégoire de Spoelberch
Grégoire de Spoelberch Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: March 16, 2018	By:	/s/ Marcel Herrmann Telles
Marcel Herrmann Telles Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: March 16, 2018	By:	/s/ Alexandre Van Damme
Alexandre Van Damme Member of the Board of Directors Anheuser-Busch InBev SA/NV

[Anheuser-Busch InBev SA/NV — Power of Attorney]

Date: March 16, 2018	By:	/s/ Martin J. Barrington
Martin J. Barrington Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: March 16, 2018	By:	/s/ William F. Gifford, Jr.
William F. Gifford, Jr. Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: March 16, 2018	By:	/s/ Alejandro Santo Domingo Dávila
Alejandro Santo Domingo Dávila Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: March 16, 2018	By:	/s/ Bryan Warner
Brian Warner Authorized Representative in the United States Anheuser-Busch InBev SA/NV